Exhibit 99.3

Report of Independent Auditors

The Board of Control of
Indiantown Cogeneration, L.P.

We have audited the accompanying consolidated balance sheet of Indiantown Cogeneration, L.P. and subsidiary as of December 31, 2002 and the related consolidated statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying consolidated balance sheet of Indiantown Cogeneration, L.P. and subsidiary for the year ended December 31, 2001 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 2001, were audited by other auditors who have ceased operations and whose report dated January 23, 2002, expressed an unqualified opinion on those statements and included an explanatory paragraph that disclosed the change in the Partnership's method of accounting for scheduled major overhauls discussed in Note 2 to the financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indiantown Cogeneration, L.P. and subsidiary at December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

    /s/   Ernst & Young LLP

February 24, 2003
McLean, Virginia